Exhibit 10.1

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

1.	PURPOSE OF THE PLAN

This Amended and Restated Incentive Stock Option Plan has been established by the Company for directors, officers and Service Providers (as defined below) of the Company and its subsidiaries (collectively, the "Eligible Persons"). The purpose of this Plan is to provide long term incentives to attract, motivate and retain directors and key employees of the Company and its affiliates who, in the judgement of the Board, will be largely responsible for its future growth and success.

2.	DEFINITIONS

In this Plan, the following terms have the following meanings:

2.1	"Applicable Laws" means the legal requirements relating to stock option plans, if any, pursuant to the Securities Acts and the regulations thereunder of each of the provinces of Canada, U.S. state corporate laws, U.S. federal and state and securities laws, the Code and the rules of any applicable Exchanges.

2.2	"Associate" means an associate as defined in the Securities Act.

2.3	"Board" means the Board of Directors of the Company.

2.4	"Business Day" means any day other than a Saturday, Sunday or a statutory holiday observed in the Province of British Columbia.

2.5	"Change of Control" means:

(a)	any Person, or combination of Persons acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities of the Company or of voting securities of the Company that have not been previously issued, or any combination thereof or any other transaction having a similar effect; and

(b)	amalgamation, merger or arrangement of the Company with or into another entity where the holders of Shares immediately prior to the transaction will hold less than 51% of the voting securities of the resulting entity upon completion of the transaction.

2.6	"Code" means the United States Internal Revenue Code of 1986, as amended.

2.7	"Company" means Intrinsyc Technologies Corporation, its successors and assigns, and any reference in the Plan to action by the Company means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Company including, without limitation, the Human Resources/ Compensation Committee.

2.8	"Disability" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(a)	being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

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(b)	acting as a director or officer of the Company or its subsidiaries.

2.9	"Exchanges" means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed.

2.10	"Expiry Date" means the date set by the Board under subsection 4.1 of the Plan, as the last date on which an Option may be exercised subject to section 5.1.

2.11	"Grant Date" means the date specified in an Option Agreement as the date on which an Option is granted.

2.12	"Human Resources/Compensation Committee" means the committee, as constituted from time to time, which may be appointed by the Board to, among other things, interpret, administer and implement the Plan, and includes any successor committee appointed by the Board for such purposes.

2.13	"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code, as designated in the applicable Option Agreement.

2.14	"Insider" means an insider as defined in the Securities Act, as amended from time to time.

2.15	"Joint Actor" means a person acting jointly or in concert with an offeror, as such term is defined in the Securities Act.

2.16	"Market Price" means, as of any date, the value of the Shares, determined as follows:

(a)	if the Shares are listed on the TSX Venture Exchange, the Market Price shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the market trading day immediately prior to the date of determination less any discount permitted by the Canadian Venture Exchange;

(b)	if the Shares are listed on The Toronto Stock Exchange, the Market Price shall be the closing price per Share on The Toronto Stock Exchange for the last market trading day prior to the time of determination or, for the last market trading day the Shares were traded prior to the date of determination;

(c)	if the Shares are listed on an exchange other than the Canadian Venture Exchange or The Toronto Stock Exchange, the Market Price shall be the closing sales price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination; and

(d)	if the Shares are not listed on an exchange, the Market Price shall be determined in good faith by the Board.

2.17	"Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

2.18	"Option" means an option to purchase Shares granted pursuant to this Plan.

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2.19	"Option Agreement" means an agreement, in the form attached hereto as Schedule "A", whereby the Company grants to an Optionee an Option, or an agreement, in the form attached hereto as Schedule "B", whereby the Company grants to a U.S. Optionee an Option, as the case may be.

2.20	"Optionee" means each of the directors, officers and Service Providers granted an Option pursuant to this PIan and their heirs, executors and administrators and, subject to the policies of the Exchange, an Optionee may also be a corporation wholly owned by an individual eligible for an Option grant pursuant to this Plan.

2.21	"Option Price" means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 6.

2.22	"Option Shares" means the aggregate number of Shares which an Optionee may purchase under an Option.

2.23	"Person" has the meaning ascribed thereto in the Securities Act, as amended from time to time.

2.24	"Plan" means this Amended and Restated Incentive Stock Option Plan.

2.25	"Shares" means the common shares in the capital of the Company as constituted on the date of this agreement provided that, in the event of any adjustment pursuant to section 5, "Shares" shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.26	"Securities Act" means the Securities Act, R.S.B.C., c.418, as amended.

2.27	"Service Provider" means:

(a)	an employee or Insider of the Company or any of its subsidiaries;

(b)	any other person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company; and

(c)	any person who is providing ongoing management or consulting services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under subsection 2.27(b).

2.28	"Share Bonus Plan" means the Share Bonus Plan established pursuant to Part 7 hereof

2.29	"Stock Option Plan" means the Stock Option Plan established pursuant to Part 4 hereof.

2.30	"U.S. Optionee" means an Optionee who is a United States citizen or resident within the meaning of the Code.

2.31	"U.S. Subsidiary" means a subsidiary of the Company within the meaning of section 424(f) of the Code or any successor provision.

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2.32	"Unissued Option Shares" means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 6, such adjustments to be cumulative.

2.33	"Unvested Option" means an Option that has not become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

2.34	"Vested Option" means an Option that has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.	ADMINISTRATION OF THE PLAN

3.1	The Plan shall be administered by the Board, or if the Board constitutes a Human Resources/Compensation Committee, by the Human Resources/Compensation Committee.

3.2	The Board, or if the Board constitutes a Human Resources/Compensation Committee, such committee of the Board, shall have the power, where consistent with the general purposes and intent of the Plan and subject to the specific provisions of the Plan and the policies of the Exchange from time to time in effect:

(a)	to establish policies and procedures for carrying out the purposes, provisions and administration of the Plan;

(b)	to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Board shall be final, binding and conclusive for all purposes;

(c)	to determine which eligible Persons are granted Options and to grant Options;

(d)	to determine the number of Shares covered by each Option;

(e)	to determine the Option Price;

(f)	to determine the time or times when Options will be granted, vest and be exercisable;

(g)	to determine if the Shares that are subject to an option will be subject to any restrictions upon the exercise of such Option; and

(h)	to prescribe the form of the instruments relating to the grant, exercise and other terms of options.

3.3	A director of the Company to whom an Option may be granted shall not participate in the decision of the Board to grant such Option.

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4.	STOCK OPTION PLAN

4.1	Option Terms

The Board may from time to time authorize the issue of Options to directors, officers and Service Providers of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Market Price. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option; provided, however, that if at any time the Expiry Date of an Option should be determined to occur either during a period in which the trading of Shares by the Optionee is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such Expiry Date shall be deemed to be the date which is the tenth business day following the date of such expiry of such restriction. Subject to the forgoing, the Expiry Date shall not be more than 10 years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee.

4.2	Limits on Shares Issuable on Exercise of Options

Subject to adjustment as provided below and in Section 6, the maximum number of Shares which may be issued pursuant to the Plan shall be the lower of (a) a rolling number equal to 10% less one Share of the total issued and outstanding Shares from time to time and (b) 3,750,000 Shares. For purposes of the foregoing, any Shares issued upon exercise of Options shall not reduce the percentage of Shares which may be issuable pursuant to Options granted under the Plan. If any Option is terminated, cancelled or has expired without being fully exercised, any un-issued Shares which have been reserved to be issued upon the exercise of the Options shall become available to be issued upon the exercise of Options subsequently granted under the Plan.

In addition, the maximum number of Shares which may be issuable pursuant to the Stock Option Plan and the Share Bonus Plan together with all of the Company's established or proposed share compensation arrangements other than those share compensation arrangements which do not require shareholder approval and the Company’s Restricted Share Unit Plan dated May 16, 2017 (collectively, the "Incentive Plans") shall not exceed a rolling number equal to 10% less one Share of the total issued and outstanding Shares from time to time, or such additional amount as may be approved from time to time by the shareholders of the Company.

Notwithstanding the foregoing, the following additional limitations apply:

(a)	the number of Shares issuable to any one Optionee under the Incentive Plans shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis;

(b)	the number of Shares which may be issuable under the Incentive Plans within a one year period to any one Optionee who is an Insider and any Associate of such Insider, shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis;

(c)	the number of Shares reserved for issuance to Insiders at any time, and the number of Shares issued to all Insiders within any one year period under the Incentive Plans, shall not exceed 10% less one Share of the total number of issued and outstanding Shares on a non-diluted basis; and

(d)	the number of Shares reserved for issuance to non-employee directors under the Plan at any time shall not exceed 1% of the total number of issued and outstanding Shares on a non-diluted basis, and the aggregate value of any grant under this Plan to any one non-employee director in any calendar year shall not exceed $100,000.

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4.3	Option Agreement

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

5.	EXERCISE OF OPTION

5.1	When Options May be Exercised

Subject to subsections 5.3 and 5.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 5:00 p.m. Vancouver time on the Expiry Date and shall not be exercisable thereafter; provided, however, that if at any time the Expiry Date should be determined to occur either during a period in which the trading of Shares by the Optionee is restricted under the insider trading policy or other policy of the Company or within 10 business days following such a period, such date shall be deemed to be the date that is the 10th business day following the date of expiry of such restriction.

5.2	Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee's cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

5.3	Vesting Option Shares

The Board or the Human Resources/Compensation Committee may determine, in its sole discretion, the vesting schedule applicable to each Option, which vesting schedule will be set out in the Option Agreement. The Board or the Human Resources/Compensation Committee may, in its sole discretion, and in certain circumstances, amend, abridge, or otherwise eliminate any vesting schedule as it applies to any Option issued to directors, officers or Service Providers pursuant to the Plan, so that any such Option, whether Vested or Unvested, may have an amended vesting schedule or may immediately vest and become exercisable.

5.4	Termination of Employment

If an Optionee ceases to be a director, officer or Service Provider of the Company or one of the Company's subsidiaries, his or her Option shall be exercisable as follows:

(a)	Death, Disability or Retirement

If the Optionee ceases to be a director, officer or Service Provider of the Company or subsidiary of the Company, due to his or her death, Disability or retirement in accordance with the Company's retirement policy in force from time to time, or, in the case of an Optionee that is a company, the death, Disability or retirement of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of:

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(i)	365 days after the date of death, Disability or retirement; and

(ii)	the Expiry Date.

(b)	Termination for Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.27(c), the Optionee's employer, ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of the Optionee who satisfies the definition of Service Provider set out in subsection 2.27(c) of the Optionee's employer, is employed or engaged; any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)	Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.27, the Optionee's employer, ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee as of the date of such retirement or resignation or date that the Optionee is notified or becomes aware of such termination shall be exercisable to acquire Vested Unissued Option Shares at any time prior to the earlier of the Expiry Date and the date which is 30 days from the date on which the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.27, the Optionee's employer, ceases to be a director, officer or Service Provider of the Company or subsidiary of the Company; provided, however, if the end of such 30 day period occurs either during a period in which the trading of Shares by the Optionee is restricted under the insider trading policy or other policy of the Company or within 10 business days following such a period, the date determined under this subsection 5.4(c)(ii) shall be the date which is the 10th business day following the date of the expiry of such restriction.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this subsection 5.4 occurred, shall not be or become exercisable in respect to such Unissued Option Shares and shall be cancelled.

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5.5	Effect of a Take Over Bid

If a bona fide offer (the "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer. The Board, or if applicable, the Human Resources/Compensation Committee will have the sole discretion to amend, abridge or otherwise eliminate any vesting schedule so that Option Shares subject to such Option will become Vested whereupon the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above the Option Shares that are not taken up and paid for, shall be returned by the Optionee to the Company and reinstated as authorized but Unissued and, if applicable, Unvested Option Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised on the terms for such Option Shares becoming Vested shall be reinstated pursuant to subsection 5.3. If any Option Shares are returned to the Company under this subsection 5.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

5.6	Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan Vested and accelerate the Expiry Date for the exercise of all unexercised Options granted under the Plan so that all Options will either be exercised or expire prior to the date upon which Shares must be tendered pursuant to the Offer.

5.7	Effect of a Change of Control

If a Change of Control occurs, the Board, or if applicable, the Human Resources/ Compensation Committee will have the sole discretion to amend, abridge or otherwise eliminate any vesting schedule so that Option Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee.

5.8	Exclusion From Severance Allowance Retirement Allowance or Termination Settlement

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.27(c), the Optionee's employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor from any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

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5.9	Financial Assistance

Subject to the provisions of the Canada Business Corporations Act and, if required, subject to prior acceptance of the Exchanges, the Board may at any time or from time to time authorize the Company to provide financial assistance to an Optionee, on such terms and conditions as the Board may determine, to assist such Optionee in exercising his or her Options. Any financial assistance so provided will be repayable with full recourse.

5.10	Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

6.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

6.1	Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Shares Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of

(i)	the Option Price in effect immediately before that effective date or record; and

(ii)	a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)	the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

6.2	Special Distribution

Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of the Shares:

(a)	shares of the Company, other than the Shares;

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(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the board of directors of the Company has determined to be outside the normal course); or

(d)	rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Shares as a result of such Special Distribution.

6.3	Corporate Reorganization

Whenever there is:

(a)	a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in subsections 6.1 or 6.2;

(b)	a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other share or securities; or

(c)	a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation;

(any such event being herein called a "Corporate Reorganization") the Optionee will have an option to purchase (at the times, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Board.

6.4	Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Shares Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of Chartered Professional Accountants in Vancouver, British Columbia, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

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6.5	Regulatory Approval

Any adjustment to the Option Price or the number of unissued Option Shares purchasable under the Plan pursuant to the operation of any one of subsections 6.1, 6.2 or 6.3 is subject to the approval of the Exchanges and any other governmental authority having jurisdiction.

7.	SHARE BONUS PLAN

7.1	Participants

The Board shall have the right, subject to subsection 7.2, to issue or reserve for issuance, for no cash consideration, to any senior officer or employee of the Company or an affiliate of the Company or to an issuer, all of the voting securities of which are held by a director, senior officer or employee of the Company or an affiliate of the Company, any number of Shares as a discretionary bonus subject to such provisos and restrictions as the Board may determine. The price at which such Shares are issued shall be equal to (i) the Market Price or (ii) the Market Price less the applicable discount under the private placement rules of the Exchange, provided that if a discount is applied the Shares issued shall be subject to a 12 or 14 month hold period, whichever is applicable, as if the transaction had been structured as a private placement.

7.2	Number of Shares

Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in subsection 4.2. In addition to those limitations, (a) the number of Shares issuable under the Share Bonus Plan to any one Optionee that is employed by the Company in an investor relations capacity shall not exceed 2% of the total number of issued and outstanding Shares on a non-diluted basis, and (b) Shares may not be issued to non-employee directors under the Share Bonus Plan. The aggregate maximum number of Shares issued under the Share Bonus Plan in each calendar quarter shall not exceed the lesser of 18,750 and such number of Shares as has an aggregate value of not more than $50,000 based on the Market Price as at the end of that quarter provided that the aggregate maximum number of Shares issued under the Share Bonus Plan shall not exceed 31,250 Shares.

7.3	Necessary Approvals

The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any securities regulatory authority having jurisdiction over the Shares.

8.	AMENDMENT AND TERMINATION OF THE PLAN

8.1	The Board shall have the power to, at any time and from time to time and without shareholder approval, either prospectively or retrospectively, amend, suspend or terminate the Plan or any Option granted under the Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature, changes regarding the persons eligible to participate in the Plan, changes regarding the right to exercise Options after termination in accordance with Section 5.4 and changes regarding the vesting of Options; provided however that:

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(a)	such amendment, suspension or termination is in accordance with Applicable Laws;

(b)	no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an Optionee with respect to any then outstanding Option, as determined by the Board, without his or her consent in writing;

(c)	the Board shall obtain shareholder approval of:

(i)	any amendment to the maximum number of Shares specified in subsection 4.2 in respect of which Options may be granted under the Plan (other than pursuant to section 6);

(ii)	any amendment that would reduce the exercise price of an outstanding Option (other than pursuant to section 6);

(iii)	any amendment that would extend the term of any Option granted under the Plan beyond the Expiry Date;

(iv)	any cancellation and re-issue of Options;

(v)	any amendments to eligible participants that may permit the introduction or re-introduction of non-employee directors on a discretionary basis or amendments that increase limits previously imposed on non-employee director participation;

(vi)	any amendment which would permit Options granted under the Plan to be transferable or assignable other than for normal estate settlement purposes; and

(vii)	any amendment to this Section 8.1.

8.2	If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

9.	ADDITIONAL PROVISIONS CONCERNING U.S. OPTIONEES

9.1	Options granted to a U.S. Optionee will generally be Incentive Stock Options, provided however, that the Board may, at its discretion, at the time of the grant of the Options, make a determination as to whether the Options will be deemed Incentive Stock Options or Non-Qualified Stock Options.

9.2	Options granted to an Optionee who is a United States citizen or resident within the meaning of the Code and who is not an employee of the Company or a U.S. Subsidiary will not be Incentive Stock Options. Any Option Agreement with such an Optionee for a grant of Options under the Plan will state that the Options granted thereunder are Non-Qualified Stock Options for U.S. income tax purposes.

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9.3	In addition to the terms and conditions of Options granted under the Plan referred to in the preceding sections, Options granted to a U.S. Optionee that are granted by the Board as Incentive Stock Options will be subject to the following terms and conditions:

(a)	Options will be designated in the written Option Agreement, attached hereto as Schedule "B", between the Company and the U.S. Optionee as either Incentive Stock Options or Non-Qualified Stock Options;

(b)	If the U.S. Optionee is directly or indirectly the beneficial owner of more than 10% of the combined voting power of all classes of shares in the capital of the Company or a Subsidiary at the time an Option is granted to the U.S. Optionee, the exercise price of such Option will be equal to at least 110% of the Market Price of the shares, as defined in section 2, and the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement;

(c)	Options may not be transferred, assigned or pledged in any manner other than by will or applicable laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee;

(d)	No Options may be granted after the date immediately preceding the tenth anniversary of the earlier of the date this Plan was adopted or was approved by the Company's shareholders, except that if an amendment and restatement of this Plan has subsequently been approved by the Company's shareholders, no Options may be granted after the date immediately preceding the tenth anniversary of the date of such subsequent approval; and

(e)	notwithstanding any other provision of this Plan, such Option by its terms must not be exercisable after the expiry of 10 years from the date the Option is granted.

9.4	If a U.S. Optionee is granted Options under the Plan, the Option Agreement with the U.S. Employee will contain acknowledgements by the U.S. Employee that:

(a)	notwithstanding a designation of Options granted to a U.S. Optionee as Incentive Stock Options, to the extent that the aggregate fair market value, determined as of the date such Options were granted, of the Shares issuable on exercise of Options which are exercisable for the first time by any U.S. Optionee during any calendar year exceeds U.S. $100,000, such excess Options shall not be treated as Incentive Stock Options; and

(b)	in order for Options granted under the Plan to be treated as Incentive Stock Options:

(i)	Shares purchased on the exercise of an Option must not be sold or otherwise disposed of within 2 years from the date the Option was granted, or within 1 year from the date the Option was exercised;

(ii)	if a U.S. Optionee's employment with the Company terminates for any reason other than total disability or death as provided in (iii) or (iv), the U.S. Optionee must maintain his status as an employee of the Company or Subsidiary at all times during the period beginning on the date the Option is granted and ending 3 months before the date an Option is exercised;

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(iii)	if a U.S. Optionee's employment with the Company terminates because of "total disability," his or her Option must be exercised before the date 12 months after the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the Optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability; and

(iv)	if a U.S. Optionee dies while employed with the Company, his or her Option must be exercised within one year after the date of death.

(c)	The acknowledgement of the U.S. Optionee in (b)(ii) above does not confer upon the U.S. Optionee any right with respect to continuation of his employment relationship with the Company, nor will it interfere in any way with the Company's right to terminate his employment relationship at any time, with or without cause.

9.5	Unless and until Shares issuable upon the exercise of Options are registered under the United States Securities Act of 1933, Shares issued under this Plan to an Optionee who is a resident of the United States of America will contain the following legend, as amended or supplemented by applicable laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (C)(2) ABOVE, THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT.

9.6	Unless otherwise determined by the Board, if a U.S. Employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the United States Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the option price shall be at least 85 percent of the Market Price of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

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9.7	Notwithstanding this section 9, the Company does not assume responsibility for the income or other tax consequences for Optionees or U.S. Optionees under the Plan and they are advised to consult their own tax advisors.

10.	MISCELLANEOUS

10.1	Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

10.2	Necessary Approval

The Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution. Any Options granted under this Plan prior to such approval shall only be exercised upon the receipt of such approval. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the Exchanges and any governmental authority having jurisdiction. If any shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by the Optionee to the Company shall be immediately refunded to the Optionee by the Company.

10.3	Administration of the Plan

The Board shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in subsection 6.4, the interpretation and construction of any provision of the Plan by the Directors shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

10.4	Income Taxes

As a condition of and prior to participation in the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount, in cash or by check, to the Company on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law.

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10.5	Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

10.6	No representation or Warranty

The Company makes nor representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

10.7	Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

10.8	No Assignment

No Optionee may assign any of his or her rights under the Plan.

* * *

Approved on April 4, 1997, amended on December 31, 1997, March 30, 1998, December 6, 2000, April 5, 2001, December 6, 2001, December 4, 2002, December 5, 2002, December 13, 2006, December 13, 2007, June 28, 2010, June 26, 2013, May 18, 2016, May 16, 2017 and May 14, 2019.

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